Exhibit 1

GOL LINHAS AÉREAS INTELIGENTES S.A.

34,550,000 NON-VOTING PREFERRED SHARES, NO PAR VALUE

(INCLUDING IN THE FORM OF AMERICAN DEPOSITARY SHARES)

FORM OF UNDERWRITING AND PLACEMENT AGREEMENT

October     , 2009

October     , 2009

Gol Linhas Aéreas Inteligentes S.A.

VRG Linhas Aéreas S.A.

Fundo de Investimento em Participações Asas

c/o Gol Linhas Aéreas Inteligentes S.A.

Praça Comte Linneu Gomes, S/N, Portaria 3

Jardim Aeroporto

04626-020, São Paulo, SP

Brazil

Dear Sirs and Mesdames:

Gol Linhas Aéreas Inteligentes S.A., a Brazilian corporation (sociedade anônima) (the “Company”), proposes to issue and sell to the several International Underwriters named in Schedule I hereto (the “International Underwriters”) and Fundo de Investimento em Participações Asas (the “Selling Shareholder”) proposes to sell to the several International Underwriters, an aggregate of 34,550,000 non-voting preferred shares (ações preferenciais) of the Company, all of which shall be deposited pursuant to the Deposit Agreement, as defined below, and delivered in the form of American Depositary Shares as hereinafter provided (the “Firm ADSs”). 17,275,000 Firm ADSs are to be issued and sold by the Company and 17,275,000 Firm ADSs are to be sold by the Selling Shareholder. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Itaú USA Securities Inc., Morgan Stanley & Co. Incorporated and Banco Bradesco BBI S.A. shall act as representatives (the “Representatives”) of the several International Underwriters.

The Selling Shareholder also propose to issue and sell to the several International Underwriters not more than an additional 5,182,500 non-voting preferred shares of the Company, in the aggregate, all of which shall be deposited pursuant to the Deposit Agreement and delivered in the form of American Depositary Shares (the “Additional ADSs”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the International Underwriters, the right to purchase such Additional ADSs granted to the International Underwriters in Section 3 hereof. To the extent the International Underwriters elect to purchase less than the total number of Additional ADSs, such ADSs shall be sold pro rata, subject to rounding, according to the Firm ADSs sold by the Selling Shareholder. The non-voting preferred shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Preferred Shares.” The Company and the Selling Shareholder are hereinafter collectively referred to as the “Sellers.”

The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs” and the ADSs, together with the Preferred Shares represented by such ADSs, shall be hereinafter referred to as the “Securities.” Each ADS will represent one Preferred Share. The ADSs purchased by the International Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement, dated as of June 23, 2004, among the Company, The Bank of New York, as depositary (the “Depositary”), and all holders and beneficial owners from time to time of the ADRs (the “Deposit Agreement”).

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3, including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include such Rule 462 Registration Statement.

For the purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

In addition to the Securities subject to this Agreement, [•] Preferred Shares, including [•] Preferred Shares to cover over-allotments, if any (collectively, the “Brazilian Shares”), will be sold to the underwriters set forth in Schedule [III] (the “Brazilian Underwriters”) to the underwriting agreement, dated as of the date hereof, among the Company, VRG Linhas Aéreas S.A. (“VRG”), Companhia Brasileira de Liquidaçao e Custódia, the Selling

Shareholder and the Brazilian Underwriters in connection with the offering and sale of the Brazilian Shares in Brazil (the “Brazilian Underwriting Agreement”). The ADSs will be sold pursuant to the Time of Sale Prospectus, and the Brazilian Shares will be sold pursuant to a registration statement, including a prospectus (the “Brazilian Prospectus”), filed with and approved by the Brazilian Securities Commission (Comissão de Valores Mobiliários) (the “CVM”), with respect to the offer and sale of the Brazilian Shares (the “Brazilian Registration Statement”).

It is understood that the International Underwriters, acting as placement agents, intend to offer Preferred Shares outside Brazil subject to the terms and conditions stated in this Agreement. Preferred Shares purchased by U.S. investors will be placed outside the United States by the International Underwriters, settled in Brazil and paid for in Brazilian reais, and their offer is being underwritten by the Brazilian Underwriters pursuant to the Brazilian Underwriting Agreement. U.S. investors purchasing Preferred Shares must be authorized to invest in Brazilian securities under the requirements established by the Conselho Monetário Nacional (the “Brazilian National Monetary Council”) and the CVM.

The Company hereby appoints BB Securities Limited to act as its placement agent for the placement of Preferred Shares outside the United States and Brazil and hereby appoints Calyon Securities (USA) Inc., Citigroup Global Markets Inc. and Raymond James & Associates, Inc. as placement agents for the placement of Preferred Shares and ADSs outside Brazil. In addition, Bradesco Securities Inc. is acting as placement agent for the Company and for Banco Bradesco BBI S.A. for the placement of Preferred Shares, including in the form of ADSs, outside Brazil (including in the United States). It is understood that Banco Bradesco BBI S.A. will not be placing Preferred Shares or ADSs in the United States. The parties hereto hereby agree that the benefits of the representations and warranties in Section 1 and 2, agreements in Section 3, 6, 7 and 8 and indemnification provisions in Section 10, shall inure to the benefit of BB Securities Limited, Raymond James & Associates, Inc., Citigroup Global Markets Inc. and Bradesco Securities Inc. as placement agents.

The International Underwriters and the Brazilian Underwriters simultaneously are entering into an agreement between their respective syndicates (the “Intersyndicate Agreement”), which provides for, among other things, the transfer of Securities between the two syndicates.

1. Representations and Warranties of the Company and VRG. Each of the Company and VRG represents and warrants to and agrees with each of the International Underwriters that:

(a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of each of the Company’s and VRG’s knowledge, threatened by the Commission.

(b) A registration statement on Form F-6 (File No. 333-116181) in respect of the ADSs has been filed with the Commission; such registration statement, in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other International Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued; and, to the best of each of the Company’s and VRG’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, taken together, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the “ADS Registration Statement”).

(c)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement and the ADS Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Prospectus and the ADS Registration Statement comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the ADS Registration Statement based upon information relating to any International Underwriter furnished to the

Company in writing by such International Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 10(a) hereof.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Brazil, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined in Section 1(h)) on the Company. VRG has been duly incorporated, is validly existing as a corporation in good standing under the laws of Brazil, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on VRG; and all of the issued shares of capital stock of VRG have been duly authorized and are validly issued, fully paid and non-assessable, and (other than shares held by directors of VRG, as described in the Time of Sale Prospectus) are owned directly by the Company, free and clear of any security interests, claims, liens, equities or other encumbrances.

(f) This Agreement has been duly authorized, executed and delivered by each of the Company and VRG.

(g) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and VRG, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(i) The Company has no direct or indirect subsidiaries other than VRG, Gol Finance Cayman, GAC, Inc. and Sky Finance.

(j) The outstanding non-voting preferred shares of the Company outstanding prior to the issuance of the Securities to be sold by the Company, including the Securities to be purchased by the International Underwriters from the Selling Shareholder, have been duly authorized and are validly issued, fully paid and non-assessable; none of the outstanding non-voting preferred shares of the Company outstanding prior to the issuance of the Securities to be sold by the Company, including the Securities to be purchased by the International Underwriters from the Selling Shareholder, was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(k) The Securities to be sold by the Company (i) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, (ii) the issuance and sale thereof will not be subject to any preemptive or similar rights that have not been effectively waived nor give rise to any registration rights relating to the Preferred Shares or any other securities of the Company or VRG (other than those described in the Time of Sale Prospectus or paragraph (t) of this section), and (iii) are free and clear of any security interests, claims, liens, equities or other encumbrances.

(l) Neither the Company nor VRG is in violation of its by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or VRG is a party or by which it or they may be bound, or to which any of the property or assets of the Company or VRG is subject except for such defaults that would not result in a Material Adverse Effect.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Brazilian Underwriting Agreement and the Deposit Agreement will not contravene any provision of applicable law or the by-laws (estatuto social) of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Brazilian Underwriting Agreement and the Deposit Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Brazilian Central Bank (Banco Central do Brasil) (the “Central Bank”) and the CVM relating to the Deposit Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended, (“Annex V”) of the Conselho Monetário Nacional (the “CMN”), (iii) from the CVM relating to the offering of the Brazilian Shares in Brazil (the “Brazilian Offering”) and the offering of the Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (iv) from the Central Bank and the CVM relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement and (v) such as may be required by the Brazilian Aviation Agency (Agência Nacional de Aviação Civil) (“ANAC”), all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 10 hereof)) prior to the Closing Date (as defined below).

(n) The execution and delivery by VRG of, and the performance by VRG of its obligations under, this Agreement and the Brazilian Underwriting Agreement will not contravene any provision of applicable law or the by-laws (estatuto social) of VRG or any agreement or other instrument binding upon VRG that is material to VRG, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over VRG, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by VRG of its obligations under this Agreement and the Brazilian Underwriting Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the

United States of America or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Central Bank and the CVM relating to the Deposit Agreement under Annex V of the CMN, (iii) from the CVM relating to the Brazilian Offering and the offering of the Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (iv) from the Central Bank relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement and (v) such as may be required by the ANAC, all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 10 hereof)) prior to the Closing Date (as defined below).

(o) There are no legal, arbitration, or governmental proceedings pending or, to the best of each of the Company’s and VRG’s knowledge, threatened to which either of the Company or VRG is a party or to which any of the properties of either the Company or VRG is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(p) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) Neither the Company nor VRG is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus neither will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended and neither the Company nor VRG is or is expected to be, a “passive foreign investment company” or a “controlled foreign corporation” as such terms are defined in the United States Internal Revenue Code.

(r) Each of the Company and VRG (i) is in compliance with all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on either the Company or VRG.

(s) There are no costs or known liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a Material Adverse Effect on either the Company or VRG.

(t) There are no contracts, agreements or understandings between either the Company or VRG and any person granting such person the right to require either the Company or VRG to file a registration statement under the Securities Act with respect to any securities of either the Company or VRG or to require the Company to include such securities within the Securities registered pursuant to the Registration Statement.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Company nor VRG has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, not in the ordinary course of business or as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively; (ii) neither the Company nor VRG has purchased any of its outstanding capital stock, nor, except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively, declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of either the Company or VRG, or any change in the terms of any aircraft leases, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus,

respectively; and (iv) there has been no prohibition or suspension of the operation of either the Company’s or VRG’s aircraft, including, but not limited to, as a result of action taken by ANAC or other applicable regulatory agencies or bodies.

(v) Each of the Company and VRG has good and marketable title to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company or VRG, as the case may be, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or VRG, as the case may be; and any real property, buildings, aircraft, aircraft engines and other material personal property held under lease by either the Company or VRG are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or VRG, as the case may be, in each case except as described in the Time of Sale Prospectus.

(w) Each of the Company and VRG owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it, and neither the Company nor VRG has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on either the Company or VRG.

(x) To the best of each of the Company’s and VRG’s knowledge, no material labor dispute with the employees of either the Company or VRG exists or is imminent; (ii) other than as described in the Time of Sale Prospectus, no union organizing activities are currently taking place concerning the employees of either the Company or VRG; (iii) there has been no violation of any law or regulation relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of either the Company or VRG; and (iv) there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect on either the Company or VRG.

(y) Each of the Company and VRG and its owned and leased properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; neither the Company nor VRG has been refused any insurance coverage sought or applied for; and neither the Company nor VRG has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect on either the Company or VRG, except as described in the Time of Sale Prospectus.

(z) Each of the Company and VRG possesses all certificates, authorizations, approvals, licenses, concessions and permits issued by the appropriate regulatory authorities necessary to conduct its business (the “Government Approvals”), and neither the Company nor VRG has received any notice of proceedings relating to the revocation or modification of any Government Approvals that, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, have a Material Adverse Effect on either the Company or VRG, except as described in the Time of Sale Prospectus.

(aa) Each of the Company and VRG maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Securities are not subject to any restrictions on transfer pursuant to the Company’s or VRG’s by-laws, Brazilian law or any agreement or other instrument to which the Company or VRG is a party that have not been effectively waived.

(cc) The Deposit Agreement has been duly authorized by the Company and, assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it, constitutes a valid, binding and enforceable agreement of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles, and, assuming the accuracy and compliance with the representations, warranties and covenants made by the Selling Shareholder herein, upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Preferred Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.

(dd) There are no contracts, agreements or understandings between either the Company or VRG and any person that would give rise to a valid claim against either the Company or VRG or any International Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ee) Except as disclosed in the Time of Sale Prospectus, under current, and to the best of each of the Company’s and VRG’s knowledge, pending or proposed, laws and regulations of Brazil and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities, including those in the form of ADSs, may be paid by the Company to the holder thereof in reais, so long as the ADR program remains registered with the Central Bank and the CVM pursuant to Annex V of the CMN, which may be converted into foreign currency and freely transferred out of Brazil and all such payments made to holders thereof who are non-residents of Brazil will not be subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein.

(ff) In connection with the transactions contemplated by this Agreement, neither the Company nor VRG has taken, nor will it take, any action for the purpose of stabilizing or manipulating the price of the Securities.

(gg) The Company has consented to the deposit of the Preferred Shares by the Selling Shareholder with the Depositary and the issuance by the Depositary of the ADRs evidencing the ADSs to be delivered by the Selling Shareholder, acting through the Company as provided hereunder, to the International Underwriters on the Closing Date.

(hh) The Company’s and VRG’s auditor and the Audit Committees of their Boards of Directors have not been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s or VRG’s ability to record, process, summarize and report financial data, other than as disclosed in the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, under the caption “Item 15. Controls and Procedures”; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or VRG’s internal controls; any material weaknesses in internal controls have been identified for the Company’s and VRG’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj) The Company is a “foreign private issuer,” as defined in Rule 3b-4 under the Exchange Act.

(kk) Each of the Company and VRG has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any New York State or United States Federal court sitting in The City of New York, and has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any New York State or United States Federal court sitting in The City of New York.

(ll) The Company is registered as a publicly-held company with the CVM pursuant to art. 22 of Law No. 6,385, of December 7, 1976, as amended (the “Brazilian Securities Law”) and such registration is updated and in full force as required by Instruction No 202 of December 6, 1993 of the CVM, as amended.

(mm) The Preferred Shares have been approved for listing on the Nível 2 segment of the São Paulo Stock Exchange (the “BM&FBOVESPA”) and the ADSs have been approved for listing on the New York Stock Exchange (the “NYSE”) and the Company has not received any notice of any proceedings relating to the delisting of the Preferred Shares and ADSs from such segment of the BM&FBOVESPA and the NYSE, respectively.

(nn) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(oo) The audited consolidated financial statements as of December 31, 2008, incorporated by reference in each of the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly the financial position of each of the Company and its subsidiaries as at the dates indicated and the results of operations and statement of changes in financial position of each of the Company and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with IFRS applied on a consistent basis during the periods involved; the other financial and statistical data set forth in each of the Time of Sale Prospectus and the Prospectus are accurately presented and prepared, where applicable, on a basis consistent with the financial statements and books and records of each of the Company and its subsidiaries; and neither the Company nor its subsidiaries has any material liabilities or obligations, direct or, to the best of their knowledge, contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Prospectus and the Prospectus.

(pp) Neither the Company nor VRG has sustained, since the date of the last audited financial statements, any loss or interference with its business from fire, explosion, flood or other calamity, regardless of whether covered by insurance.

(qq) Any statistical and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that each of the Company and VRG believes to be reasonably reliable and accurate, and the Company or VRG has obtained the written consent to the use of such data from such sources to the extent required.

(rr) All tax returns required to be filed by each of the Company and VRG have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from either the Company or VRG have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except as otherwise described in the Time of Sale Prospectus.

(ss) Except as described in the Time of Sale Prospectus, there is no tax, duty, levy, impost, deduction, charge or withholding imposed by Brazil or any political subdivision thereof or taxing authority therein either (i) on or by virtue of the Company’s execution, delivery, performance or enforcement of this Agreement or the Deposit Agreement or of any other document to be furnished hereunder or thereunder, or (ii) on any payment to be made pursuant to this Agreement and the Deposit Agreement, except for the withholding income tax (Imposto de Renda Retido na Fonte - IRRF) and the tax on services (Imposto sobre Serviços e Qualquer Natureza - ISS) on fees, commissions and expenses payable to the International Underwriters, as applicable.

(tt) There is no tax, duty, levy, impost, deduction, charge or withholding imposed by Brazil or any political subdivision thereof or taxing authority therein either (i) on or by virtue of VRG’s execution, delivery, performance or enforcement of this Agreement or of any other document to be furnished hereunder or thereunder, or (ii) on any payment to be made pursuant to this Agreement, except for the withholding income tax (Imposto de Renda Retido na Fonte - IRRF) and the tax on services (Imposto sobre Serviços e Qualquer Natureza - ISS) on fees, commissions and expenses payable to the International Underwriters, as applicable.

(uu) Neither the Company nor VRG has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus, except where such termination or non-renewal would not have a Material Adverse Effect on either the Company or VRG or either of their businesses, and no such termination or non-renewal has been threatened by either the Company or VRG, or, to the best of each of the Company’s and VRG’s knowledge, any other party to any such contract or agreement.

(vv) This Agreement and the Deposit Agreement are in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company and VRG (solely with respect to this Agreement), and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement or the Deposit Agreement in Brazil that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil on or in respect of this Agreement or the Deposit Agreement or any other document, other than court costs, including (without limitation) filing fees and deposits to secure judgments, except that (i) the signatures of the parties thereto signing outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by the relevant Brazilian Consulate, (ii) this Agreement and the Deposit Agreement shall have been translated into Portuguese by a sworn translator, and (iii) this Agreement and the Deposit Agreement shall have been registered with the appropriate Registry of Titles and Deeds (Cartório de Títulos e Documentos) in Brazil, together with their sworn translations.

(ww) Neither the Company, VRG nor, to the respective knowledge of the Company or VRG, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or VRG, respectively, or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in the furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, VRG and to the respective knowledge of the Company and VRG, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and which are reasonable expected to continue to ensure, continued compliance therewith.

(xx) The operations of the Company and VRG are and have been conducted at all times in compliance with all applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Money

Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or VRG with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and VRG, threatened.

(yy) Neither the Company, VRG, nor, to the respective knowledge of the Company and VRG, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or VRG, respectively, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasure Department (“OFAC”); and the Company and VRG will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(zz) Except as described in the Time of Sale Prospectus, the Company has not entered into any transaction or agreement (not in the ordinary course of business) with subsidiaries or affiliates that is material to the Company and neither the Company nor any of its subsidiaries (i) has entered into any transaction or agreement (not in the ordinary course of business) that is material to the Company and subsidiaries and affiliates or (ii) has, directly or indirectly, incurred any liability or undertaken any obligation that would have a Material Adverse Effect.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the International Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement and the Brazilian Underwriting Agreement do not and will not contravene any provision of applicable law, or the organizational documents of the Selling Shareholder (if the Selling Shareholder is a legal entity), or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States of America or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Central Bank and the CVM relating to the Deposit Agreement under Annex V of the CMN, (iii) from the CVM relating to the Brazilian Offering and the offering of the Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (iv) from the Central Bank and the CVM relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement and (v) such as may be required by the ANAC, all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 10 hereof) prior to the Closing Date.

(c) The Selling Shareholder owns, and on the Closing Date will own, the Securities to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and has, and on the Closing Date will have, the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder.

(d) Upon payment for the Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery of the Preferred Shares in the form of ADSs, as directed by the International Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the International Underwriters (assuming that neither DTC nor any such International Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such ADSs), (A) DTC shall be a “protected purchaser” of such ADSs within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the International Underwriters will acquire a valid security entitlement in respect of such ADSs and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such ADSs may be asserted against the International Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Depositary’s ADS share registry in accordance with the Deposit Agreement and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several International Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) Upon payment for the Securities to be sold to the International Underwriters by the Selling Shareholder pursuant to this Agreement, all right, title and interest in the Securities will be transferred to the International Underwriters free and clear of all security interests, claims, liens, equities or other encumbrances.

(f) The Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 of this Agreement are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus and the Prospectus that has had, or may have, a Material Adverse Effect on the Company. The Selling Shareholder is not prompted by any information concerning the Company that is not set forth in the Time of Sale Prospectus and the Prospectus to sell its Securities pursuant to this Agreement.

(g)(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

(h) Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Selling Shareholder has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(i) In connection with the transactions contemplated by this Agreement, the Selling Shareholder has not taken and will not take any action for the purpose of stabilizing or manipulating the price of the Securities.

(j) The Selling Shareholder has deposited, or will deposit prior to the Closing Date, Preferred Shares with the Depositary against the issuance of the ADRs evidencing the ADSs to be sold by it, acting through the Company as provided hereunder, to the International Underwriters and has instructed or will instruct the Depositary to deliver such ADSs to the International Underwriters at the Closing Date.

(k) No persons are entitled to preemptive or other rights to acquire the Securities from the Selling Shareholder, and the Preferred Shares may be deposited, without any restrictions on transfer, with the Depositary against the issuance of ADRs evidencing ADSs as contemplated in the Deposit Agreement.

(l) This Agreement and the Deposit Agreement are in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Selling Shareholder, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement and the Deposit Agreement in Brazil that this Agreement and the Deposit Agreement be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil on or in respect of this Agreement or the Deposit Agreement or any other document, other than court costs, including (without limitation) filing fees, except that, to the extent applicable (i) the signatures of the parties thereto shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a Brazilian Consulate, (ii) this Agreement and the Deposit Agreement shall have been translated into Portuguese by a sworn translator, and (iii) this Agreement and the Deposit Agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, together with their sworn translations.

(m) The Selling Shareholder has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any New York State or United States Federal court sitting in The City of New York, and has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement, has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any New York State or United States Federal court sitting in The City of New York.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several International Underwriters, and each International Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[•] per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Seller as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such International Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the International Underwriters the Additional ADSs, and the International Underwriters shall have the right to purchase from the Selling Shareholder, severally and not jointly, up to [•] Additional ADSs, at the Purchase Price. The number of Additional ADSs that the International Underwriters shall have the right to purchase shall be reduced by the corresponding number of Preferred Shares which the Brazilian Underwriters purchase pursuant to the over-allotment option granted to the Brazilian Underwriters pursuant to the Brazilian Underwriting Agreement. To the extent the International Underwriters elect to purchase less than the total number of Additional ADSs, such ADSs shall be sold pro rata, subject to rounding, according to the Firm ADSs sold by the Selling Shareholder. The Representatives may exercise this right on behalf of the International Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the International Underwriters and the date on which such Additional ADSs are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each International Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such International Underwriter bears to the total number of Firm Securities.

Each of the Company and the Selling Shareholder hereby agrees that, without the prior written consent of the Representatives on behalf of the International Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (i) offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, any Securities (ii) request or demand that we file a registration statement related to the Securities; or (iii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Securities whether any such swap or transaction is to be settled by delivery of the Securities or other securities, in cash or otherwise. Notwithstanding the foregoing, if during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs or prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

Solely with respect to the Selling Shareholder, the restrictions provided in the third paragraph of this Section 3 shall not apply to (A) offers, sales, assignments or transfers of Securities made to corporations, partnerships, limited liability companies or other entities to the extent such entities are wholly-owned by the Selling Shareholder, so long as each transferee agrees in writing to be bound by the restrictions set forth herein, (B) the pledge of Securities to third parties in connection with financing arrangements, so long as any such third party agrees in writing to be bound by the restrictions set forth herein; and (C) the distribution of Securities by the Selling Shareholder to its owners of record as of the date hereof, so long as each transferee agrees in writing to be bound by the restrictions set forth herein.

The restrictions contained in the third paragraph of this Section 3 shall not apply to (A) the Securities to be sold hereunder or under the Brazilian Registration Statement, (B) the issuance by the Company of ADSs or Preferred Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the International Underwriters have been advised in writing, or (C) the exchange of the Preferred Shares for ADRs, so long as the holder thereof remains the owner of such ADSs and the ADRs evidenced thereby. In addition, the Selling Shareholder agrees that, without the prior written consent of the Representatives on behalf of the International Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities.

The Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Securities held by such Selling Shareholder except in compliance with the foregoing restrictions.

4. Terms of Public Offering. The Sellers are advised by the Representatives that the International Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement, the ADS Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Sellers are further advised by the Representatives that the Securities are to be offered to the public initially at $[•] a Preferred Share ($[•] an ADS) (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] a Preferred Share ($[•] an ADS) under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm ADSs to be sold by each Seller shall be made to such Seller in federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several International Underwriters at 10:00 a.m., New York City time, on October [•], 2009, or at such other time on the same or such other date, not later than October [•], 2009, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(a) Payment for any Additional ADSs to be sold by the Selling Shareholder shall be made to the Selling Shareholder in federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several International Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than October [•], 2009, as shall be designated in writing by the Representatives.

(b) The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several International Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the International Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the International Underwriters’ Obligations. The obligations of the Sellers to sell the Securities to the International Underwriters and the several obligations of the International Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement and the ADS Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

The several obligations of the International Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s or VRG’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(ii) the representations and warranties of the Company, VRG and the Selling Shareholder contained in this Agreement shall remain true and correct; and

(iii) there shall not have occurred any material adverse change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or VRG, whether or not arising in the ordinary course of business, from that set forth in the Time of Sale Prospectus, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(b) The International Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and VRG, to the effect set forth in Section 6(a)(i) and (with respect to the Company and VRG) (ii) above and that each of the Company and VRG has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. Each of the officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The International Underwriters shall have received on the Closing Date an opinion of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian special outside counsel for each of the Company, VRG and the Selling Shareholder, dated the Closing Date, to the effect that:

(i) each of the Company and VRG has been duly incorporated, is validly existing as a corporation in good standing under the laws of Brazil, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not, singly or in the aggregate, have a Material Adverse Effect on either the Company or VRG;

(ii) the Company is duly registered with the CVM as a publicly-held company pursuant to art. 22 of the Brazilian Securities Law;

(iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus;

(iv) the outstanding Preferred Shares (including those to be sold by the Selling Shareholder) outstanding prior to the issuance of the Securities to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

(v) the Securities to be sold by the Company have been duly authorized and, when issued, paid for and delivered in accordance with the terms of this Agreement and the Brazilian Underwriting Agreement, will be validly issued, fully paid and non-assessable, the issuance of such Securities will not be subject to any preemptive or similar rights that have not been effectively waived, or give rise to any registration rights relating to the Securities or any other securities of the Company other than as described in the Time of Sale Prospectus, and there are no restrictions on transfers of the Securities;

(vi) this Agreement has been duly authorized by each of the Company, VRG and the Selling Shareholder; and the Deposit Agreement has been duly authorized by the Company;

(vii) the execution and delivery by each of the Company, VRG and the Selling Shareholder of, and the performance by each of the Company, VRG and the Selling Shareholder of its obligations under, this Agreement and the Brazilian Underwriting Agreement will not contravene any provision of applicable law or the by-laws of either the Company, VRG or the Selling Shareholder, or, to such counsel’s knowledge, any agreement or other instrument binding upon the Company, VRG or the Selling Shareholder that is material to the Company, VRG or the Selling Shareholder, or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, VRG or the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company, VRG or the Selling Shareholder of its obligations under this Agreement and the Brazilian Underwriting Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Central Bank and the CVM relating to the Deposit Agreement under Annex V of the CMN, (iii) from the CVM relating to the Brazilian Offering and the offering of the Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement and (iv) from the Central Bank relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement, all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 9 hereof)) prior to the Closing Date;

(viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Deposit Agreement do not and will not contravene any provision of applicable law or the by-laws of the Company, or, to such counsel’s knowledge, any agreement or other instrument binding upon the Company that is material to the Company or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Deposit Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Central Bank and the CVM relating to the Deposit Agreement under Annex V of the CMN, (iii) from the CVM relating to the Brazilian Offering and the offering of the Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement and (iv) from the Central Bank and the CVM relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement, all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 9 hereof) prior to the Closing Date;

(ix) the statements relating to legal matters, documents or proceedings included in (A) the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, under the captions “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Legal Proceedings,” “Item 10. Additional Information—B. Memorandum and Articles of Association” and “Item 10. Additional Information—E. Taxation—Material Brazilian Tax Considerations”, (B) the Prospectus under the caption “Underwriters” and (C) the Registration Statement in Items 6 and 7 to the extent such statements constitute summaries of legal matters, documents or proceedings referred to therein, in each case fairly summarize in all material respects such matters, documents or proceedings;

(x) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus (except for the financial statements and the financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xi) assuming that this Agreement is not executed and delivered in Brazil, no stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes, are payable to Brazil or any political subdivision or taxing authority hereof or therein (other than Brazilian tax payable by reason of the fact that its income generally is subject to tax in Brazil) by or on behalf of the International Underwriters in connection with (A) the deposit by the Company on its own behalf and on behalf of the Selling Shareholder with the Depositary of Preferred Shares against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company of the Securities on its own behalf and on behalf of the Selling Shareholder to or for the respective accounts of the International Underwriters or (C) the sale and delivery outside Brazil by the International Underwriters of the Securities to the initial purchasers thereof in the manner contemplated herein, in each case except as described in the Time of Sale Prospectus and the Prospectus;

(xii) upon payment to the Company and the Selling Shareholder for the Securities to be sold to the International Underwriters by the Company and the Selling Shareholder, respectively, pursuant to this Agreement, all right, title and interest in the Securities will be transferred to the International Underwriters free and clear of all security interests, claims, liens, equities or other encumbrances;

(xiii) to the best of such counsel’s knowledge after discussions with the appropriate officers of each of the Company and VRG, there are no legal, arbitration or governmental proceedings pending or threatened to which either the Company or VRG is a party or to which any of the properties of either the Company or VRG is subject that could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on either the Company or VRG, except as described in the Time of Sale Prospectus; and

(xiv) the Company and the Selling Shareholder own, and on the Closing Date will own, the Securities to be sold by them free and clear of all security interests, claims, liens, equities or other encumbrances and have, and on the Closing Date will have, the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by them, respectively.

(d) The International Underwriters shall have received on the Closing Date an opinion or letter, as applicable, of Shearman & Sterling LLP, outside counsel for the Company and VRG, dated the Closing Date, to the effect that:

(i) the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the caption “Description of American Depositary Shares,” and (B) the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, under the caption “Item 10. Additional Information—E. Taxation—Material United States Federal Income Tax Consequences,” in so far as such statements constitute summaries of legal matters, documents or proceedings, subject to the limitations and conditions described therein, fairly summarize in all material respects such matters, documents or proceedings;

(ii) the execution and delivery by the Company and VRG of, and the performance by the Company and VRG of their respective obligations under, this Agreement and the Deposit Agreement, as applicable, will not contravene any provision of the laws of the State of New York or the federal laws of the United States;

(iii) neither the Company nor VRG is required to register as an investment company under the Investment Company Act of 1940, as amended;

(iv)(A) (i) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) appeared on its face to be appropriately responsive as of its filing date in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and (ii) the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) no facts have come to such counsel’s attention which gave such counsel reason to believe that the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) no facts have come to such counsel’s attention which gave such counsel reason to believe that the Time of Sale Prospectus (except for the financial statements and the financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (D) no facts have come to such counsel’s attention which gave such counsel reason to believe that the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) this Agreement has been duly executed and delivered by each of the Company and VRG; and the Deposit Agreement has been duly executed and delivered by the Company;

(vi) assuming the Deposit Agreement has been duly authorized by the Company and duly authorized, executed and delivered by the Depositary, the Deposit Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and, assuming the accuracy of, and compliance with, the representations, warranties and covenants made by the Selling Shareholder herein, upon due and authorized issuance by the Depositary of ADRs (including any master ADR issued in connection therewith) evidencing ADSs against the deposit of the Preferred Shares in respect thereof in accordance with the provisions of the Deposit Agreement, the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement;

(vii) the deposit of the Preferred Shares, the issuance and sale of the ADRs being delivered on the Closing Date in respect thereof pursuant to the Deposit Agreement and the performance by the Company of its obligations in this Agreement and the Deposit Agreement, do not require any consent, approval, authorization, registration or qualification of or with any court or governmental agency of the United States or the State of New York except such as have been obtained or effected under the Securities Act or Exchange Act or in connection with the listing of the ADSs on the NYSE or as may be required under the Blue Sky laws of any jurisdiction in the United States in connection with the purchase and distribution of the ADRs by the International Underwriters (as to which such counsel need not express any comment or opinion); and

(viii) under the laws of the State of New York relating to submission to personal jurisdiction, each of the Company and VRG has, pursuant to Section 16 of this Agreement, submitted to the personal jurisdiction of any New York State or United States Federal court sitting in The City of New York in any action arising out of or relating to this Agreement, has to the fullest extent permitted by law waived any objection to the venue of a proceeding in any such court, and has appointed CT Corporation as its authorized agent for the purpose described in Section 16 hereof, and service of process effected on such agent in the manner set forth in Section 16 hereof will be effective to confer valid personal jurisdiction over the Company in any such action.

(e) The International Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Selling Shareholder, dated the Closing Date, to the effect that:

(i) each of this Agreement and the Deposit Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder;

(ii) the execution and delivery by the Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of the laws of the State of New York or the federal laws of the United States and no consent, approval, authorization or order of, or qualification with, any U.S. Federal or New York State governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities (as to which such counsel expresses no comment or opinion) or have been obtained or effected under the Securities Act or Exchange Act or in connection with the listing of the ADSs on the NYSE;

(iii) upon payment to the Selling Shareholder for the Securities to be sold to the International Underwriters by the Selling Shareholder pursuant to this Agreement, delivery of the Preferred Shares in the form of ADSs, as directed by the International Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the International Underwriters (assuming that neither DTC nor any such International Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such ADSs), (A) DTC shall be a “protected purchaser” of such ADSs within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the International Underwriters will acquire a valid security entitlement in respect of such ADSs and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such ADSs may be asserted against the International Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Depositary’s ADS share registry in accordance with the Deposit Agreement, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several International Underwriters on the records of DTC will have been made pursuant to the UCC;

(iv) the performance by the Selling Shareholder of its obligations in this Agreement and the Deposit Agreement do not require any consent, approval, authorization, registration or qualification of or with any court or governmental agency of the United States or the State of New York, except such as have been obtained or effected under the Securities Act or Exchange Act or in connection with the listing of the ADSs on the NYSE; and

(v) under the laws of the State of New York relating to submission to jurisdiction, the Selling Shareholder has, pursuant to Section 16 of this Agreement, submitted to the personal jurisdiction of any New York State or United States Federal court sitting in The City of New York in any action arising out of or relating to this Agreement, has to the fullest extent permitted by law waived any objection to the venue of a proceeding in any such court, and has appointed CT Corporation, as its authorized agent for the purpose described in Section 16 hereof, and service of process effected on such agent in the manner set forth in Section 16 hereof will be effective to confer valid personal jurisdiction over the Selling Shareholder in any such action; the waiver by the Selling Shareholder pursuant to Section 16 hereof of any immunity to jurisdiction to which they may otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment, post-judgment attachment and execution) is legal, valid and binding under New York and federal law, subject to the limitations provided by the United States Foreign Sovereign Immunities Act of 1976.

(f) The International Underwriters shall have received on the Closing Date an opinion of General Counsel for the Company and VRG, dated the Closing Date, to the effect that

(i) there are no legal, arbitration or governmental proceedings pending or threatened to which either the Company or VRG is a party or to which any of the properties of either the Company or VRG is subject that could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on either the Company or VRG, except as described in the Time of Sale Prospectus and the Prospectus; and

(ii) VRG possesses the governmental licenses necessary to conduct its commercial airline operations as described in the Time of Sale Prospectus and the Prospectus and VRG is in compliance with the terms and conditions of all such governmental licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect on either the Company or VRG; and all of the governmental licenses are valid and in full force and effect, except where the invalidity of such governmental licenses or the failure of such governmental licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect on either the Company or VRG;

(g) The International Underwriters shall have received on the Closing Date an opinion of Souza, Cescon, Barrieu e Flesch Advogados, Brazilian counsel for the International Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(iv), 6(c)(viii) (but only as to the statements in the Company’s Annual Report on Form 20-F for the year ended December 31, 2008, under the captions “Item 10. Additional Information—B. Memorandum and Articles of Association” and “Item 10. Additional Information—E. Taxation—Material Brazilian Tax Considerations” and in the Prospectus under the caption “Underwriters”) and 6(c)(ix) above.

(h) The International Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the International Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(i) (but only as to the statements in the Prospectus under “Description of American Depositary Shares” and “Underwriters”) and 6(d)(iv) above.

With respect to Section 6(c)(ix) above, Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados and Souza, Cescon, Barrieu e Flesch Advogados, with respect to 6(d)(iii) above, Shearman & Sterling LLP and Davis Polk & Wardwell LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to 6(e) above, Shearman & Sterling

LLP may rely upon an opinion or opinions of counsel for the Selling Shareholder and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Shareholder contained herein and in other documents and instruments; provided that (i) counsel for the Selling Shareholder is satisfactory to the Representatives’ counsel, (ii) a copy of each opinion so relied upon is delivered to the Representatives and is in form and substance satisfactory to the Representatives’ counsel, (iii) copies of any such other documents and instruments shall be delivered to the Representatives and shall be in form and substance satisfactory to the Representatives’ counsel and (iv) Shearman & Sterling LLP shall state in their opinion that they are justified in relying on such other opinion.

(i) The opinions of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados and Shearman & Sterling LLP described in Sections 6(c), 6(d) and 6(e) above shall be rendered to the International Underwriters at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

(j) Emmet, Marvin & Martin LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Deposit Agreement has been duly and validly authorized, executed and delivered by the Depositary and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid, binding and enforceable agreement of the Depositary, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

(ii) When executed and delivered by the Depositary against the deposit of duly authorized, validly issued, fully paid and nonassessable Preferred Shares in accordance with the terms of the Deposit Agreement, the ADRs will be duly and validly issued and will entitle the registered holders thereof to the rights specified therein and in the Deposit Agreement; and

(iii) In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States.

(k) The International Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the International Underwriters, from Ernst & Young Auditores Independentes S.S., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(l) The International Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the International Underwriters, from Deloitte Touche Tohmatsu Auditores Independentes, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the condensed consolidated financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(m) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain shareholders (including the Selling Shareholder), officers and directors of the Company relating to sales and certain other dispositions of Securities or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(n) The ADSs shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(o) The Preferred Shares shall have been approved for listing on the BM&FBOVESPA.

(p) The Brazilian Registration Statement, which has been filed by the Company with the CVM with respect to the concurrent Brazilian offering pursuant to the Brazilian Securities Law and Instrução CVM No. 400 of December 29, 2003, as well as the Brazilian Prospectus, has been prepared in accordance with the Brazilian Securities Law and the regulations and rules promulgated thereunder, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The several obligations of the International Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance and sale of such Additional ADSs by the Selling Shareholder.

7. Covenants of the Company. The Company covenants with each International Underwriter as follows:

(a) To furnish to the Representatives, without charge, five signed copies of the Registration Statement (including exhibits thereto) and the ADS Registration Statement (including exhibits thereto) and for delivery to each other International Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and the ADS Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 am. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement or the ADS Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably objects.

(d) Not to take any action that would result in an International Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the International Underwriter that the International Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements contained in the Time of Sale Prospectus as so amended will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities, in the opinion of counsel for the International Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the International Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To use its best efforts to effect and maintain the listing of the Preferred Shares on the BM&FBOVESPA, to maintain the registration of the Company with the CVM and to maintain the registration of the ADR program with the Central Bank and the CVM.

(j) To use its best efforts to effect and maintain the listing of the ADSs on the NYSE, including the filing with the NYSE of all required documents and notices for non-U.S. companies that have securities that are traded on the NYSE.

(k) To file any documents or reports with respect to the Securities required to be filed with the CVM and the BM&FBOVESPA in the time period required for such filing.

(l) To use the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Prospectus.

(m) To furnish to the holders of the ADSs, directly or through the Depositary, with a copy to the Representatives, (A) after the end of each fiscal year, an annual report (in English) that will include a review of operations and annual audited consolidated financial statements (including consolidated balance sheets, statements of income, statements of change in shareholders’ equity and statements of cash flow) with an opinion by an independent accountant and prepared in conformity with IFRS; and (B) after the end of each of the first three quarterly periods of each fiscal year, unaudited consolidated financial information prepared in accordance with IFRS, equivalent in substance to the information that would be required to be filed on Form 10-Q, if the Company were required to file quarterly reports on Form 10-Q.

(n) To publish an earnings release reporting financial results prepared in accordance with IFRS (i) no later than the publishing of an earnings release reporting financial results for the corresponding period prepared in accordance with generally accepted accounting principles in Brazil and (ii) that has a level of detail substantially similar to such earnings release prepared in accordance with generally accepted accounting principles in Brazil.

8. Expenses. Regardless of whether the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Seller’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and VRG’s counsel, the Company’s and VRG’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the International Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, (iii) all expenses and taxes incident to (A) the deposit by the Sellers of the Preferred Shares with the Depositary and the issuance and delivery of the ADRs evidencing the ADSs in exchange therefor by the Depositary to the Sellers, (B) the sale and delivery of the ADSs by the Sellers to or for the account of the International Underwriters and (C) the sale and delivery outside Brazil of the ADSs by the International Underwriters to each other and the initial purchasers thereof in the manner contemplated herein, including, in any such case, any Brazilian income, capital gains, withholding transfer or other tax (but excluding any brokerage fee and any Brazilian income tax on capital gains from the sale of the Securities and on the income of any International Underwriter whose net income is subject to tax by Brazil) asserted against an International Underwriter by reason of the purchase and sale of any Securities pursuant to this Agreement or the Agreement Between Underwriters, including without limitation any taxes referred to in Section 1(pp) above, (iv) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under securities laws of various jurisdictions as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (v) all filing fees incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority (“FINRA”), (vi) all costs and expenses incident to listing the Securities on the NYSE and other national securities exchanges and the BM&FBOVESPA and other foreign stock exchanges and the registration of the Securities with the

CVM, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar or depositary, including the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the International Underwriters in connection with the initial purchase of the Securities), (ix) the costs and expenses of the Company and VRG relating to travel and lodging expenses of the representatives and officers of the Company and VRG, (x) the document production charges and expenses associated with preparing this Agreement, the Agreement Between Underwriters and any other documents in connection with the offering, purchase and sale of the Securities, (xi) all other costs and expenses incident to the performance of the obligations of the Company and VRG and the Selling Shareholder hereunder for which provision is not otherwise made in this Section and (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters in connection with the offering, purchase and sale of the Securities.

9. Covenants of the International Underwriters. Each International Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such International Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the International Underwriter and not to use or refer to any free writing prospectus without the prior consent of the Company.

10. Indemnity and Contribution. (a) The Company and VRG, jointly and severally, agree to indemnify and hold harmless each International Underwriter, each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(e) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished consists of (i) the names of the International Underwriters, as applicable, on the cover page of the Prospectus, (ii) the names of the International Underwriters, as applicable, in the first table under the section titled “Underwriting” in the Prospectus and (iii) the applicable information under the heading “Price Stabilization, Short Positions” under the section titled “Underwriting” in the Prospectus.

(b) The Selling Shareholder agrees to indemnify and hold harmless each International Underwriter, each person, if any, who controls the Company, VRG or any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act, to the extent and in the manner set forth in Sections 10(a)(i), (ii) and (iii) above, but only with reference to information relating to the Selling Shareholder furnished in writing to the

Company by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, the ADS Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendments or supplements thereto. The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (less any concession under Section 4) of the Shares sold by the Selling Shareholder under this Agreement.

(c) Each International Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished consists of the information indicated in Section 10(a) above. The liability of the International Underwriters under the indemnity agreement contained in this paragraph shall in no event exceed the net underwriting discounts and commissions of such International Underwriters under this Agreement.

(d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 10(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) If the indemnification provided for in this Section 10 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the International Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers on the one hand and of the International Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Sellers on the one hand and the International Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Sellers and the total underwriting discount received by the International Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Sellers on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Sellers, VRG and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(f). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 10, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

For purposes of this Section 10, each person, if any, who controls an International Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each International Underwriter’s affiliates and selling agents shall have the same rights to contribution as such International Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The International Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the number of Firm ADSs set forth opposite their respective names in Schedule I hereto and not joint.

11. Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in Brazil or the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the BM&FBOVESPA, the New York Stock Exchange, or if trading generally on the BM&FBOVESPA, the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United

States or Brazil, or (v) if a banking moratorium has been declared by either Brazilian, United States Federal or New York authorities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and provided further that Sections 1, 2, and 10 shall survive such termination and remain in full force and effect.

12. Effectiveness; Defaulting International Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a) If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the International Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities that such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other International Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting International Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any International Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Securities without the written consent of such International Underwriter. If, on the Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholder for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting International Underwriter, the Company or the Selling Shareholder. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such Option Closing Date, the non-defaulting International Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting International Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

(b) If this Agreement shall be terminated by the International Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the International Underwriters or such International Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such International Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreement and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Selling Shareholder and the International Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) Each of the Company and the Selling Shareholder acknowledges that in connection with the offering of the Securities: (i) the International Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) the International Underwriters owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the International Underwriters may have interests that differ from those of the Company and/or the Selling Shareholder. Each of the Company and the Selling Shareholder waives to the fullest extent permitted by applicable law any claims it may have against the International Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Company and the Selling Shareholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Time of Sale Prospectus, the Registration Statement, the Deposit Agreement, the ADS Registration Statement or the offering of the Preferred Shares or the ADSs. Each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company or the Selling Shareholder, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) VRG irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that VRG has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, VRG irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(c) Each of the Company, VRG and the Selling Shareholder hereby irrevocably appoints CT Corporation, with offices at 111 Eighth Ave., New York, New York 10011 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company, VRG and the Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company, VRG and the Selling Shareholder represents and warrants that such agent has agreed to act as the Company’s, VRG’s and the Selling Shareholder’s agent for service of process, and each of the Company, VRG and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the International Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company, VRG or the Selling Shareholder, as the case may be, with respect to any sum due from it to any International Underwriter or any person controlling any International Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such International Underwriter or controlling person of any sum in such other currency, and only to the extent that such International Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such International Underwriter or controlling person hereunder, the Company, VRG and the Selling Shareholder agree as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such International Underwriter or controlling person hereunder, such International Underwriter or controlling person agrees to pay to the Company, VRG or the Selling Shareholder, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such International Underwriter or controlling person hereunder.

18. Taxes. All payments to be made by the Company and VRG under this Agreement shall be paid free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies or imposts by Brazil or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company and VRG will pay an additional amount (“Additional Amount”) so that the full amount of such payment is received by the International Underwriters; provided, however, that such Additional Amount will not be paid on account of (including any combination of) (A) Taxes which would not have been imposed but for the existence of any present or former connection between any of the International Underwriters and the jurisdiction imposing such taxes, including such International Underwriter having been a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the mere receipt of payments under this Agreement), or (B) any Taxes imposed or withheld by reason of the failure by the International Underwriters to comply with a request of the payer addressed to the International Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the International Underwriters, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such taxes as a precondition to exemption from all or part of such taxes; provided, however, that the International Underwriters shall not be required to comply with such request to the extent that the compliance with such request would require the International Underwriters to disclose any confidential or proprietary information to the Company or VRG.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080; if to the Company shall be delivered, mailed or sent to Praça Comte Linneu Gomes, S/N, Portaria 3, Jardim Aeroporto, 04626-020, São Paulo, SP, Brazil, Attention: Leonardo Pereira, and if to the Selling Shareholder shall be delivered, mailed or sent to c/o Gol Linhas Aéreas Inteligentes S.A., Praça Comte Linneu Gomes, S/N, Portaria 3, Jardim Aeroporto 04626-020, São Paulo, SP, Brazil.

Very truly yours,

Gol Linhas Aéreas Inteligentes S.A.

By:
Name:
Title:

VRG Linhas Aéreas S.A.

By:
Name:
Title:

Fundo de Investimento em Participações Asas

By:
Name:
Title:

Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Acting on behalf of itself and as Representative of the several International Underwriters named in Schedule I hereto

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

Itaú USA Securities Inc.

Acting on behalf of itself and as Representative of the several International Underwriters named in Schedule I hereto

By:	Itaú USA Securities Inc.

By:
Name:
Title:

Morgan Stanley & Co. Incorporated

Acting on behalf of itself and as Representative of the several International Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

Banco Bradesco BBI S.A.

Acting on behalf of itself and as Representative of the several International Underwriters named in Schedule I hereto

By:	Banco Bradesco BBI S.A.

By:
Name:
Title:

Calyon Securities (USA) Inc.

Acting on behalf of itself and as placement agent for the placement of Preferred Shares outside Brazil

By:	Calyon Securities (USA) Inc.

By:
Name:
Title:

Citigroup Global Markets, Inc.

Acting on behalf of itself and as placement agent for the placement of Preferred Shares outside Brazil

By:	Citigroup Global Markets, Inc.

By:
Name:
Title:

Raymond James & Associates, Inc.

Acting on behalf of itself and as placement agent for the placement of Preferred Shares outside the United States and Brazil

By:	Raymond James & Associates, Inc.

By:
Name:
Title:

BB Securities Limited

Acting on behalf of itself and as placement agent for the placement of Preferred Shares outside the United States and Brazil

By:	BB Securities Limited

By:
Name:
Title:

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)

On this          day of            , 2009, before me, a notary public within and for said county, personally appeared                                                      , to me personally known who being duly sworn, did say that such person is              and authorized signatory of                                                                 , which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

……………………………………

[NOTARIAL SEAL]

SCHEDULE I

International Underwriter	Number of Firm ADSs Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[ ]
Itaú USA Securities Inc.	[ ]
Morgan Stanley & Co. Incorporated	[ ]
Banco Bradesco BBI S.A.	[ ]

Total	[ ]

I-1

SCHEDULE II

Time of Sale Prospectus

1. Preliminary Prospectus issued September 23, 2009

2. [Identify all free writing prospectuses filed by Company under Rule 433(d) of the Securities Act.]

3. [Term Sheet]

4. [Orally communicated pricing terms]

II-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

September    , 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Itaú USA Securities Inc.

540 Madison Avenue, 23rd floor

New York, New York 10022

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Banco Bradesco BBI S.A.

Av. Paulista, 1450, 8th Floor

São Paulo-SP, Brazil

Calyon Securities (USA) Inc.

as Placement Agent

1301 Avenue of the Americas

New York, New York 10019

Citigroup Global Markets Inc.

as Placement Agent

388 Greenwich Street

New York, New York 10013

Raymond James & Associates, Inc.

as Placement Agent

880 Carillon Parkway

St. Petersburg, Florida 33716

BB Securities Limited

as Placement Agent

16 Saint Martin’s Le Grand, 7th floor

London, England EC1A 4NA

Dear Sirs and Mesdames:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated, Itaú USA Securities Inc., Morgan Stanley & Co. Incorporated and Banco Bradesco BBI S.A. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Gol Linhas Aéreas Inteligentes S.A., a Brazilian corporation (sociedade anônima) (the “Company”) and VRG Linhas Aéreas S.A. (“VRG”), providing for the public offering (the “Public Offering”) by the several International Underwriters, including the Representatives (the “International Underwriters”), of non-voting preferred shares (açôes preferenciais) of the Company, which shall be deposited and delivered in the form of American Depositary Shares as provided in the Underwriting Agreement (the “Securities”).

To induce the International Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the International Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, any Securities or (2) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Securities whether any such swap or transaction is to be settled by delivery of Securities or other securities, in cash or otherwise. [The foregoing sentence shall not apply to (a) transactions relating to shares of Securities or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Securities or any security convertible into Securities as a bona fide gift or gifts, or (c) the exchange of the Preferred Shares for ADRs, so long as the holder thereof remains the owner of such ADSs and the ADRs evidenced thereby; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, reporting a reduction in beneficial ownership of shares of Securities during the restricted period referred to in the foregoing sentence.]1 [The foregoing restrictions shall not apply to (A) the Securities to be sold in the Public Offering, (B) the exchange of the Preferred Shares for ADRs, so long as the holder thereof remains the owner of such ADSs

[1]	[For lock-up letter for directors and officers only.]

and the ADRs evidenced thereby, (C) offers, sales, assignments or transfers of Securities made to corporations, partnerships, limited liability companies or other entities to the extent such entities are wholly-owned by the undersigned, so long as each transferee agrees in writing to be bound by the restrictions set forth herein, (D) the pledge of Securities to third parties in connection with financing arrangements, so long as any such third party agrees in writing to be bound by the restrictions set forth herein; and (E) the distribution of Securities by the undersigned to its owners of record as of the date hereof, so long as each transferee agrees in writing to be bound by the restrictions set forth herein.]2 In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the International Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Securities or any security convertible into or exercisable or exchangeable for Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Securities except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs or, prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned understands that the Company and the International Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, VRG and the International Underwriters.

[2]	[For lock-up letter for the Selling Shareholder only.]

Very truly yours,

(Name)

(Address)

A-4